EXHIBIT 99.1
                                                                    ------------

                                Attachment to Electrograph Holdings, Inc. Form 4


Electrograph Holdings, Inc.
c/o Caxton-Iseman Capital, Inc.
500 Park Avenue, 8th Floor
New York, New York  10022

Date of Event Requiring Statement:  August 1, 2005

Issuer Name and Trading Symbol:     Manchester Technologies, Inc. (MANC)

Instruction 4(b)(v) list of other Reporting Persons:

This statement is being filed by Electrograph Holdings, Inc., Electrograph Investment Holdings, Inc., Caxton-Iseman (Electrograph), L.P., Golconda Holdings and Frederick Iseman (collectively, the "Reporting Persons"). The principal business address of each of the Reporting Persons is c/o Caxton-Iseman Capital, Inc., 500 Park Avenue, New York, NY 10022.

Explanation of Responses:

Electrograph Holdings, Inc. ("EH") entered into an Agreement and Plan of Merger, dated April 17, 2005, with CICE Acquisition Corp., its wholly owned subsidiary and the Issuer (the "Merger Agreement") pursuant to which, on August 1, 2005, CICE Acquisition Corp. merged with and into the Issuer, with the Issuer as the surviving corporation (the "Merger").

In connection with the Merger, EH, CICE Acquisition Corp., and Barry R. Steinberg, a shareholder of the Issuer (the "Shareholder") entered into a Voting Agreement, dated April 17, 2005 (the "Voting Agreement"), providing, among other things, that the Shareholder would vote all shares of voting capital stock of the Issuer registered in his respective name or beneficially owned by him (whether held or owned as of the date of the Voting Agreement or any time thereafter) to approve the Merger Agreement. As a result of the execution of the Voting Agreement, the Reporting Persons may have been deemed to have the power to vote or direct the vote of the shares covered by the Voting Agreement, and thus may have been deemed to beneficially own the shares covered by the Voting Agreement, and as such the Reporting Persons filed a Schedule 13D, in which the Reporting Persons disclaimed beneficial ownership of the Shareholder's securities.

For the purposes of Section 16 of the Act ("Section 16"), the Reporting Persons may have been deemed the beneficial owners of securities over which the Reporting Persons may have been deemed to have voting control but for Section 16 reporting purposes the Reporting Persons had no "pecuniary interest" in any profit derived from a transaction in the securities of the Issuer initiated by the Shareholder. Following consummation of the Merger, the obligations under the Voting Agreement terminated in accordance with its terms and as a result none of the Reporting Persons can be deemed a beneficial owner of securities over which the Reporting Person had voting control.

Signature of Reporting Persons



                                          ELECTROGRAPH HOLDINGS, INC.


                                          By:  /s/ Frederick J. Iseman
                                               ------------------------
                                               Name:  Frederick J. Iseman
                                               Title: President



                                          ELECTROGRAPH INVESTMENT HOLDINGS, INC.


                                          By:  /s/ Frederick J. Iseman
                                               ------------------------
                                               Name:  Frederick J. Iseman
                                               Title: President



                                          CAXTON-ISEMAN (ELECTROGRAPH), L.P.


                                          By:  Golconda Holdings, Inc.
                                               its general partner

                                               By:  /s/ Frederick J. Iseman
                                                    ------------------------
                                                    Name:  Frederick J. Iseman
                                                    Title: President



                                          GOLCONDA HOLDINGS, INC.


                                          By:  /s/ Frederick J. Iseman
                                               ------------------------
                                               Name:  Frederick J. Iseman
                                               Title: President



                                          /s/ Frederick J. Iseman
                                          ------------------------------
                                          Frederick J. Iseman